Exhibit (h)(xi)

SCHEDULE A

Dated as of March 28, 2024

to

PERPETUAL AMERICAS FUNDS TRUST

Amended and Restated Administration and Compliance Services Agreement

Funds subject to this Agreement

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund

Barrow Hanley Credit Opportunities Fund

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley Floating Rate Fund

Barrow Hanley International Value Fund

Barrow Hanley Total Return Bond Fund

Barrow Hanley US Value Opportunities Fund

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Core Plus Bond Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

AGREED AND ACKNOWLEDGED:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name: David Lebisky
Title: Chief Compliance Officer

JOHCM (USA) INC (d/b/a Perpetual Americas Funds Services)

By:	/s/ Jonathan Weitz
Name: Jonathan Weitz
Title: Chief Operating Officer

[Signature Page to Schedule A of the Amended and Restated Administration and Compliance Services Agreement]